UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2026

AGILENT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 227-9770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 2, 2026, Boon Hwee Koh, Chairperson of the Board of Directors (the "Board") of Agilent Technologies, Inc. (the "Company"), notified the Company of his decision to retire from the Board, effective as of September 4, 2026. Mr. Koh's decision to retire was not due to any disagreement with the Company or the Board on any matter relating to the Company's operations, policies or practices. The Company and the Board thank Mr. Koh for his valuable insights, perspective, and commitment during his 23-year service on the Board.

(d) On September 4, 2026, the Board upon the recommendation of its Nominating/Corporate Governance Committee, appointed Glenn Boehnlein, to fill the vacancy created by the resignation of Mr. Koh, effective September 4, 2026 to serve as a Class III director, the class of directors that will stand for re-election at the 2027 Annual Meeting of Stockholders.

The Board has determined that Mr. Boehnlein meets the independence standards adopted by the Company in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K, and that Mr. Boehnlein meets the definition of "audit committee financial expert" as set forth in Item 407(d)(5)(ii) of Regulation S-K. The Board has also appointed Mr. Boehnlein to the Board's Audit and Finance Committee and the Board's Compensation Committee, effective as of September 4, 2026.

Mr. Boehnlein, age 64, served as Vice President and Chief Financial Officer of Stryker Corporation from 2016 to 2025. During his more than two decades at Stryker, he held several senior finance leadership roles, including Chief Financial Officer and Vice President of the company’s MedSurg and Neurotechnology Group and Chief Financial Officer of its Global Endoscopy Division. Earlier in his career, Mr. Boehnlein served as Chief Financial Officer of MyPrimeTime, a media company, and as a partner at Arthur Andersen LLP, where he provided audit and consulting services to clients across the technology sector. Mr. Boehnlein serves on the Board of Directors of Inogen, Inc., a publicly traded medical technology company focused on respiratory health solutions, where he chairs the Audit Committee. He also serves on the board of Sutter Health, one of the nation’s leading integrated healthcare systems. Mr. Boehnlein earned bachelor’s and master’s degrees in professional accountancy from Mississippi State University.

Mr. Boehnlein has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Boehnlein has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Boehnlein will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Mr. Boehnlein will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 6, 2026. In connection with his appointment, Mr. Boehnlein will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2008 and is incorporated by reference herein.

Item 7.01 - Regulation FD Disclosure.

The Company issued a press release on September 8, 2026 announcing the retirement of Mr. Koh and appointment of Mr. Boehnlein to the Company’s Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1, attached hereto, are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 8, 2026, announcing board chair resignation and new board member appointment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date:	September 8, 2026	By:	/s/ Michael Buckner
		Name:	Michael Buckner
		Title:	Senior Vice President, Chief Legal Officer and Secretary